Exhibit 10.1

EVOFEM BIOSCIENCES, INC.

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver Agreement”) is made as of July 12, 2024 by and between Evofem Biosciences, Inc. a Delaware corporation (the “Company”), and Aditxt, Inc., a Delaware corporation (the “Parent”) Adifem, Inc., f/k/a Adicure, Inc., a Delaware corporation (“Merger Sub” and together with the Company and Parent, the “Parties” and each a “Party”).

RECITALS

WHEREAS, the Parties are currently part of that certain Agreement and Plan of Merger dated as of December 11, 2023 (as amended by that First Amendment dated January 8, 2024, that Second Amendment dated January 30, 2024, that Third Amendment dated February 29, 2024 and that Reinstatement and Fourth Amendment dated as of May 2, 2024, the “Merger Agreement”);

WHEREAS, the Parent and Merger Sub have previously failed to comply with Section 6.10 of the Merger Agreement;

WHEREAS, the Company currently holds a termination right, under Section 8.1(f) of the Merger Agreement (the “Termination Right”);

WHEREAS, for good and valuable consideration, the Parent and Merger Sub have asked the Company to waive its Termination Right for the Parent and Merger Sub’s failure to comply with Section 6.10 (the “Termination Waiver”);

WHEREAS, the Company, by execution of this Waiver Agreement, intends to agree to the Parent and Merger Sub’s request with respect to the Termination Waiver;

WHEREAS, the Company and Lupin, Inc. intend to enter into that certain Asset Purchase Agreement effective as of July 14, 2024 (the “APA”), pursuant to which the Company will purchase certain assets including the pharmaceutical product that is currently is marketed for sale to consumers under the trademark SOLOSEC®;

WHEREAS, in June 2024, the Company entered into a short-term debt arrangement relating to the Company’s Directors’ and Officers’ Insurance Policy (the “D&O Financing”);

WHEREAS, the Merger Agreement contains certain restrictive covenants, including those in Section 6.1(a) and Section 6.1(b) that may restrict or prohibit the Company’s ability to enter into the APA and the D&O Financing; and

WHEREAS, for good and valuable consideration, the Company has asked the Parent and Merger Sub to waive the restrictive covenants in Section 6.1(a) and Section 6.1(b) in relation to the APA (“APA Waiver) and the D&O Financing (“D&O Financing Waiver”); and

WHEREAS, the D&O Financing Waiver waiver was covered by the provisions of the agreement between Company, Parent and Merger Sub in effect following the Fourth Amendment to the Merger Agreement, but for avoidance of doubt following the later amendment and restatement of the Merger Agreement, Parent agrees to waive the application of any of the restrictive covenants that may be deemed applicable thereto;

WHEREAS; the Parent, by execution of this Waiver Agreement intends to agree to the Company’s request with respect to the APA Waiver and D&O Waiver.

NOW, THEREFORE, in consideration of the forgoing premises and mutual covenants, the parties agree to the following:

AGREEMENT

1.	The Termination Waiver. The Company hereby waives the Termination Right under the Merger Agreement for such breaches by the Parent and Merger Sub that have occurred prior to the date of this Waiver Agreement;

2.	The APA Waiver. The Parent and Merger Sub hereby waive the restrictive covenants in the Merger Agreement that may restrict the Company’s ability to enter into and close the APA.

3.	The D&O Waiver. The Parent and Merger Sub hereby waive the restrictive covenants in the Merger Agreement that may restrict the Company relating to the D&O Financing.

4.	Successors and Assigns. The Parties acknowledge and agree that the terms of this Waiver Agreement are binding on and shall inure to the benefit of their respective beneficiaries, heirs, legatees and other statutorily designated representatives.

5.	Counterparts. This Waiver Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.	Amendment. This Waiver Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Parties.

7.	Severability. If any provision of this Waiver Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Waiver Agreement will remain in full force and effect. Any provision of this Waiver Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.	Governing Law. This Amendment shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without regard to provisions regarding choice of laws.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Waiver Agreement as of the date first written above.

COMPANY

Evofem Biosciences, Inc.

By:	/s/ Saundra Peletier
Name:	Saundra Pelletier
Title:	Chief Executive Officer

[Signature Page to the Waiver Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Waiver Agreement as of the date first written above.

PARENT

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

MERGER SUB

Adifem, Inc., f/k/a Adicure, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

[Signature Page to the Waiver Agreement]

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